Exhibit 99.1

News Release

For Immediate Release	United Contact: W. Mark Tatterson
November 18, 2019	Chief Financial Officer
(800) 445-1347 ext.8716

Carolina Financial Contact: William A. Gehman, III Chief Financial Officer (843) 723-7700

United Bankshares, Inc. and Carolina Financial Corporation to Combine

to Form Leading Community Bank in the Southeast and Mid-Atlantic

WASHINGTON, D.C. and CHARLESTON, WV — United Bankshares, Inc. (“United”) (NASDAQ: UBSI), the parent company of United Bank (“United Bank”), and Carolina Financial Corporation (“Carolina Financial”) (NASDAQ: CARO), the parent company of CresCom Bank (“CresCom”), today announced that they have entered into a definitive merger agreement.

The combined organization will be approximately $25 billion in assets and will rank in the top 35 largest banks in the U.S. based on market capitalization. The merger brings together two of the best-performing banking companies in the country, and uniquely positions the pro forma franchise as the leading community bank in the Southeast and Mid-Atlantic. The transaction will result in a combined company with more than 200 locations in some of the most desirable banking markets in the nation.

United will acquire 100% of the outstanding shares of Carolina Financial in exchange for common shares of United. The exchange ratio will be fixed at 1.13 of United’s shares for each share of Carolina Financial, resulting in an aggregate transaction value of approximately $1.1 billion.

Richard M. Adams, Chairman and CEO of United, said, “We are excited about our partnership with Carolina Financial Corporation and the opportunities it affords both organizations. Our companies share complementary cultures, a commitment to our customers, and a focus on serving our communities. This transaction represents a significant step towards continuing to grow United’s presence in the Carolinas.” United, with locations in seven states plus the District of Columbia, entered the North and South Carolina markets in 2017.

Carolina Financial CEO Jerry Rexroad will join United as a board member and executive officer. “We are partnering with a bank that has a strong community banking culture, along with the resources of a larger institution. We believe that United is the very best partner to create the most trusted community bank in the communities we serve,” commented Mr. Rexroad. He will also serve as Chairman of United’s Carolinas franchise, and will continue to serve as Chairman of CresCom’s Atlanta-based Crescent Mortgage Company.

The merger agreement has been unanimously approved by the boards of directors of both companies. The merger is expected to close in the second quarter of 2020, subject to satisfaction of customary closing conditions, including receipt of customary regulatory approvals and approval by the stockholders of both companies. Carolina Financial will merge into United, and CresCom will merge into United Bank, with United and United Bank being the surviving entities. Carolina Financial’s pending acquisition of North Carolina-based Carolina Trust BancShares, Inc. (NASDAQ: CART) is expected to close prior to year-end 2019.

Sandler O’Neill & Partners, L.P served as financial advisor and Bowles Rice LLP provided legal counsel to United.

Raymond James & Associates, Inc. served as financial advisor and Nelson Mullins Riley & Scarborough LLP served as legal counsel to Carolina Financial.

About Carolina Financial

Carolina Financial is headquartered in Charleston, S.C. and is the parent company of CresCom Bank. As of September 30, 2019, Carolina Financial had assets of approximately $3.98 billion, with 62 CresCom Bank locations in North Carolina and South Carolina. CresCom Bank owns and operates Crescent Mortgage Company, which is based in Atlanta.

Carolina Trust BancShares, Inc., which is being acquired by Carolina Financial, is a bank holding company and the parent company of Carolina Trust Bank with approximately $623 million in assets as of September 30, 2019. Carolina Trust Bank operates eleven full service offices and one loan production office in the Piedmont and Mountain Regions of the Carolinas to the north and west of Charlotte, N.C.

About United

United is a financial holding company with approximately $19.8 billion in assets as of September 30, 2019. United is the parent company of United Bank, the largest community bank headquartered in the Washington, D.C. metro area. United Bank and its mortgage subsidiary George Mason Mortgage, LLC, have 138 full service banking locations and 16 mortgage offices in Virginia, Maryland, Washington, D.C., North Carolina, South Carolina, Pennsylvania, West Virginia, and Ohio. The Carolina Financial transaction represents the 32nd acquisition of the current administration. United has increased its dividend to stockholders for 46 consecutive years—a record only one other banking company in the United States has been able to achieve.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Carolina Financial and United , including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and Carolina Financial’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of United and Carolina Financial and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and Carolina Financial. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and Carolina Financial may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of United and Carolina Financial may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and Carolina Financial are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in United’s and Carolina Financial’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Carolina Financial’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

United and Carolina Financial caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United or Carolina Financial or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. United and Carolina Financial do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Participants in the Transactions

United, Carolina Financial and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from United’s and Carolina Financial’s stockholders in favor of the merger with United. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the United and Carolina Financial stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2018 and in its definitive proxy statement filed with the SEC on March 29, 2019. You can find information about Carolina Financial’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2018 and in its definitive proxy statement filed with the SEC on March 22, 2019. You can obtain free copies of these documents from United or Carolina Financial using the contact information above.

Additional Information About the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Stockholders of United and Carolina Financial and other investors are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the Securities and Exchange Commission in connection with the proposed merger because it will contain important information about United, Carolina Financial, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. The joint proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing Carolina Financial’s website at www.haveanicebank.com under the tab “Investor Relations” and then under the heading “SEC Filings”. You are urged to read the joint proxy statement/prospectus carefully before making a decision concerning the merger.